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                                                                      Exhibit 23




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-06657 and 333-76025 on Form S-8.


/s/ Grant Thornton LLP

GRANT THORNTON LLP
Southfield, Michigan
February 4, 2000